EXHIBIT 10.12(e)

ADVANCED MEDICAL OPTICS, INC.

2004 STOCK INCENTIVE PLAN

FORM OF PERFORMANCE AWARD AGREEMENT

This Performance Award Agreement (the “Agreement”) is between Advanced Medical Optics, Inc., a Delaware Company (“AMO”), and you, as an Employee (as defined by the Plan), effective as of the date of grant (the “Grant Date”) set forth in the attached Performance Award Certificate.

WHEREAS, AMO, pursuant to the 2004 Stock Incentive Plan (the “Plan”), wishes to grant to you the opportunity and right to receive shares of common stock, shares of restricted stock, or restricted stock units (the “Award”), subject to the terms and conditions contained in this Agreement and in the attached Performance Award Certificate, which is made a part of this Agreement. Any capitalized words used herein that are not otherwise defined shall have the meaning ascribed to those terms in the Plan.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and you hereby agree as follows:

1. Performance Award. AMO hereby grants to you, effective as of the Grant Date, a performance award (the “Performance Award”) representing the right to receive the Award, as set forth in the attached Performance Award Certificate and subject to the terms and conditions set forth in this Agreement, the Performance Award Certificate and the Plan. The Performance Award, to the extent it becomes payable, shall be paid in the form set forth in the Performance Award Certificate. You will not be required to pay any purchase price for the Performance Award.

2. Performance Period and Performance Goals. The performance period for purposes of determining whether the Performance Award will be paid shall be set forth in the Performance Award Certificate (the “Performance Period”). The performance goals for purposes of determining whether, and the extent to which, the Performance Award will be paid are set forth in Exhibit 1 to this Agreement, which Exhibit is made a part of this Agreement.

3. Payment. Subject to the provisions of Sections 4 and 5 of this Agreement, the Performance Award shall be paid as soon as practicable after the Committee determines, in its discretion after the end of the Performance Period, whether and to what extent the performance goals have been achieved in accordance with the terms set forth in Exhibit 1 to this Agreement. After the Performance Award becomes payable pursuant to Section 3, 4 or 5 hereof, and following payment of any applicable withholding taxes pursuant to Section 7 hereof, the Company shall promptly cause the Award to be issued to you or your legal representatives, beneficiaries or heirs, as the case may be.

4. Forfeiture. Except as otherwise provided in a written agreement between you and the Company or as provided in Section 5 of this Agreement, in the event of termination of your employment with the Company during the Performance Period, the Performance Award and your right to receive any Award shall be immediately and irrevocably forfeited.

5. Change in Control. Notwithstanding the provisions of Section 3 of this Agreement, in the event of a Change in Control during the Performance Period, you may be entitled to receive a payment of the Performance Award as set forth in Exhibit 1 to this Agreement. Such payment, if appropriate pursuant to Exhibit 1, shall be made in cash, regardless of the form of Award otherwise set forth herein, within 60 days of the date of the Change in Control. If a payment is made pursuant to this Section 5, no payment shall be made pursuant to Section 3 of this Agreement.

6. Restriction on Transfer. The Performance Award, and the right to receive the Award, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, other than by will or the laws of descent and distribution, and no attempt to transfer the Performance Award, and the right to receive the Award, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to the Performance Award or the Award. No transfer by will or the applicable laws of descent and distribution of the Performance Award shall be effective to bind the Company unless the Committee shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

7. Income Tax Matters. You acknowledge that you will consult with your personal tax advisor regarding the income tax consequences of the grant of the Performance Award, the receipt of the Award upon any payment of the Performance Award, the subsequent disposition of any stock underlying the Award and any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are your sole and absolute responsibility, are withheld or collected from you.

8. Miscellaneous.

(a) Nothing contained in this Agreement or the Plan shall confer on you any right to continue in the employ of the Company or affect in any way the right of the Company to terminate your employment at any time.

(b) You shall not have any rights of a stockholder by virtue of this Performance Award.

(c) The Company shall not be required to deliver any Award until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(d) This Agreement, the Performance Award Certificate and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof. This Agreement is subject to the terms of the Plan.

(e) Headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Performance Award or any provision hereof.

(f) This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

(g) The terms of this Agreement shall be binding upon you and upon your heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees.

(h) THIS AGREEMENT IS ATTACHED TO AND MADE A PART OF A PERFORMANCE AWARD CERTIFICATE AND SHALL HAVE NO FORCE OR EFFECT UNLESS SUCH PERFORMANCE AWARD CERTIFICATE IS DULY EXECUTED AND DELIVERED BY THE COMPANY AND YOU.

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ADVANCED MEDICAL OPTICS, INC

2004 STOCK INCENTIVE PLAN

PERFORMANCE AWARD CERTIFICATE

This certifies the Performance Award, as specified below, has been granted under the 2004 Stock Incentive Plan (the “Plan”), the terms and conditions of which are incorporated by reference herein and made a part hereof. In addition, the award shown in this Performance Award Certificate is nontransferable and is subject to the terms and conditions set forth in the attached Performance Award Agreement of which this Performance Award Certificate is a part.

[Name and Address of the Participant]

You have been granted the following Award:

Grant Type of “Award”: Maximum Value of Award: Grant Date: Performance Period: Performance Goals:	[common stock][restricted stock][restricted stock units] $__________ ___________, 20__ __________ to ____________ Set forth in Exhibit 1

By the Company’s and your signature below, it is agreed that this Performance Award is governed by the terms and conditions of the Performance Award Agreement, a copy of which is attached and made a part of this document, and the Plan.

ADVANCED MEDICAL OPTICS, INC.

By: ______________________________________

                [Name of Authorized Officer]

                [Title]

__________________________________________

[Name of Participant]